Exhibit 10.1


                           LEASE AGREEMENT


   AGREEMENT, made this 1st day of October, 1995, by and between Meisenheimer Capital Real Estate Holdings, Inc., a Connecticut Corporation, with its principal office located at 46 Quirk Road in the City of Milford, County of New Haven, State of Connecticut, hereinafter referred to as the Landlord, and the United States Basketball League, Inc., a Delaware corporation, with its principal office located at 46 Quirk Road in the City of Milford, County of New Haven, State of Connecticut, hereinafter referred to as the Tenant.

                                   WITNESSETH

   In consideration of the mutual promises herein contained the parties hereto agree as follows:

 First.:The Landlord agrees to lease to the Tenant, and the Tenant agrees to lease from the Landlord for the term and upon the conditions hereinafter specified, 1500 sq. feet of office space at 46 Quirk Road, situated in the City of Milford, County of New Haven and State of Connecticut, hereinafter called the "Premises" , and being more particularly bounded and described as follows:
All that certain piece, parcel or tract of land, with the buildings and improvements thereon standing, situated in the City of Milford, County of New Haven and State of Connecticut, bounded and described as follows, to wit:

   NORTHEASTERLY 200.67 feet by Lot #2, a& shown on hereinafter mentioned map;

   SOUTHEASTERLY 149.90 feet by Quirk Road;

   SOUTHWESTERLY 203.098 feet by Lot #4, as shown on said map;

   NORTHWESTERLY 166 feet by land now or formerly of Penn Central Railroad, as shown on said map.
   Said premises being known and designated as Lot #3, as shown and delineated on a certain map entitled, "Proposed Subdivision Map of Quirk Center, an Industrial Subdivision, Milford, Conn., July 6, 1976", on file in the office of the Town Clerk of the City of Milford by the Map No. AB-780.

    Second: The term of this lease shall be for six (6) months beginning October 1, 1995 and ending March 30, 1996. The rent for the lease term shall be $750 per month. The lease may be extended for an additional nine (9) months at $1,000 a month until December, 1996. The rent shall be payable monthly the first day of each calendar month for the lease term, and shall be paid to Landlord's office at 46 Quirk Road in the City of Milford, County of New Haven, State of Connecticut, or as may be otherwise directed by the Landlord in writing. Third:The Landlord covenants that the Tenant, upon paying the rent and performing the covenants and conditions in this Lease shall and may


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    peaceably and quietly have, hold and enjoy the premises for the term thereof.

    Fourth: The Tenant covenants and agrees to use the premises for office space and agrees not to use or permit the premises to be used for any other purpose without the prior written consent of the Landlord.

    Fifth:In the event of non-payment of rent for more than ten days after becoming due, or if the Tenant shall be dispossessed for non-payment of rent, or if the leased premises shall be vacated, the Landlord shall have the right to and may enter the premises as the agent of the Tenant, either by force or otherwise, without being liable for any prosecution or damages therefor, and may relet the premises as the agent of the Tenant, and receive the rent therefor, upon such terms as shall be satisfactory to the Landlord, and all rights of the Tenant to repossess the premises under this lease shall be forfeited. Such re entry by the Landlord shall not operate to release the Tenant from any rent to be paid or covenants to be performed hereunder during the full term of this lease.

    Sixth:The Tenant has examined the premises, and accepts them in their present condition and without any representations on the part of the Landlord or its agents as to the present or future condition of the premises. The Tenant shall keep the premises in good condition, and shall redecorate, paint and renovate the premises as may be necessary to keep them in repair and good appearance. The Tenant shall quit and surrender the premises at the end of the lease term in as good condition as the reasonable use thereof will permit. All alterations, additions and improvements, whether temporary or permanent in character, which may be made upon the premises either by the Landlord or the Tenant, except furniture or movable trade fixtures installed at the expense of the Tenant, shall be the property of the Landlord and shall remain upon and be surrendered with the premises as a part thereof at the termination of this Lease, without compensation to the Tenant. The Tenant further agrees to keep the premises and all parts thereof in a clean and sanitary condition. The Tenant further agrees to keep the sidewalks in front of the premises clean and free of obstructions, snow and ice.

    Seventh: The Landlord shall not be responsible for the loss of or damage to property, or injury to persons, occurring in or about the premises, by reason of any existing or future condition, defect, matter or thing in the premises or the property or which the premises are a part, or for the acts, omissions or negligence of other persons or tenants in and about the property. The Tenant agrees to indemnify and save the Landlord harmless from all claims and liability for losses of or damage to property, or injuries to persons occurring in or about the premises.

    Eighth: In the event of the destruction of the premises by fire, explosion, the elements or otherwise during the term of this lease, or partial destruction thereof as to render the premises wholly untenantable or unfit for occupancy, or should the premises be so badly damaged that it cannot be repaired within ninety days from the occurrence of such damage, then and in such case the term hereby created shall, at the option of the Landlord, cease and become null and void from the date of such damage or destruction, and the Tenant shall immediately surrender the premises and all the Tenant's interest therein to the Landlord, and shall pay rent only to the time of such surrender, in which event the Landlord may re-enter the premises and repossess the premises thus discharged from the lease and may remove all parties therefrom. Should the premises be rendered untenable and unfit for occupancy, but yet be repairable within ninety days from the happening of such damage, the Landlord may enter and repair the premises with reasonable speed, and the rent shall not accrue after the damage or while repairs are being made, but shall recommence immediately after the repairs shall be completed. But if the premises shall be sd slightly damaged as not to be rendered untenantable and unfit for occupancy, then the landlord agrees to repair the same with reasonable promptness and in that case the rent accrued and accruing shall not cease.

    Ninth: The Tenant agrees to observe and comply with all laws, ordinances, rules and regulations of the Federal, State, County and Municipal authorities applicable to the business to be conducted by the Tenant in the premises.

    Tenth: In case of violation by the Tenant of any of the covenants, agreements and conditions of this lease, and upon failure to discontinue such violation within ten days after notice hereof given to the Tenant, this lease shall thenceforth, at the option of the Landlord, become null and void, and the Landlord may re-enter without further notice or demand. The rent in such case shall become due, be apportioned and paid on and up to the day of such re-entry, and the Tenant shall be liable for all loss or damage resulting from such violation.

    IN WITNESS WHEREOF, the parties hereby have hereunto set their hand and seals the day and year first above written

                              Meisenheimer Capital Real Estate Holding, Inc.

                              By: s/s Richard Meisenheimer
                              Richard Meisenheimer, Landlord Vice President


                              United States Basketball League, Inc..

                              By: s/s Daniel Meisenheimer, III
                              Daniel Meisenheimer, III Tenant
                                                     President

                      UNITED STATES BASKETBALL LEAGUE, INC.
                                  40 Quirk Road
                                  P.O. Box 211
                                Milford, CT 06460
                               Tel. (203) 877-9500
                               Fax (203) 878-8109

                                December 12, 2000

Mr. Daniel T. Meisenheimer, III
President
Meisenheimer Capital Real Estate Holdings, Inc..
46 Quirk Road
Milford, CT 06460

            SUBJECT:Lease Extension

Dear Dan:

    Please consider this as a formal letter as an amendment to our current lease. This amendment is only to extend the term of the lease for two years ending December 31, 2002.

    The lease rate will be $2,500.00 per month. All other terms and conditions will remain the same.

                                              Very truly yours,

                                              S/
                                              Richard C. Meisenheimer
                                              Vice President

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